UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

December 6, 2011

Date of Report (date of Earliest Event Reported)

 VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Material Definitive Agreement

On December 6, 2011, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”) entered into a Business Cooperation Agreement (“BCA”) with 7L Capital Partners Emerging Europe LP (“7L”) and the other shareholders (collectively and including 7L “Shareholders”) of Herlong Investments Limited (“Herlong”), a Cyprus limited liability company, to acquire a 75% equity interest in Herlong and (indirectly) its two operating subsidiaries, Novi-Net, d.o.o. (“Novi-Net”), a Croatia corporation, and Montenegro Connect, d.o.o. (“Montenegro Connect”), a Montenegro corporation.  As used in the BCA, “VelaTel” refers to the Company and its wholly owned subsidiary, Gulfstream Capital Partners, Ltd. (“Gulfstream”), a Seychelles corporation, to the extent the Company elects to acquire its 75% interest in Herlong through Gulfstream, in which case all obligations, representations and warranties of the Company set forth in the BCA shall apply jointly and severally to both the Company and Gulfstream.  The material terms of the BCA are as follows (certain capitalized terms are as defined in the BCA):

1.           Herlong is a holding company and the sole shareholder of Novi-Net and Montenegro Connect (Novi-Net and Montenegro Connect collectively “Subsidiaries” and together with Herlong “Companies”).  Novi-Net holds radio frequency spectrum licenses in the Republic of Croatia suitable for delivery of wireless broadband access (“WBA”) to household, business and government subscribers in Croatia.  Novi-Net owns existing infrastructure equipment and is currently delivering WBA to subscribers.  Montenegro Connect holds radio frequency spectrum licenses in the Republic of Montenegro suitable for delivery of WBA to household, business and government subscribers in Montenegro.  Montenegro Connect has not yet initiated commercial operations to offer WBA to subscribers.  Herlong has no operations except for providing certain administrative functions related to its Subsidiaries.

2.           In exchange for consideration described in Paragraph 3 below, Herlong shall cause to be issued prior to Closing of the BCA sufficient additional shares of its common stock (“Common Shares”) that, as of Closing, VelaTel shall own 75%, 7L shall own 23.6%, and the remaining Shareholders shall own collectively 1.4% of the total Common Shares that will then be outstanding.  VelaTel shall be entitled to transfer up to 24.1% of the total Common Shares without the consent of 7L.  Shareholders shall be entitled to transfer all 25% of their Common Shares (“Shareholder Common Shares”) to a new holding company.  Any of the foregoing transfers shall be subject to the terms of the mutual pledge agreements and escrow agreements described in Paragraphs 6 and 7 below.  The Shareholder Common Shares shall not be subject to dilution, and all of the Common Shares shall be subject to preemptive rights, rights of first refusal and tag along rights VelaTel considers to be similarly recited in other transactions of this nature.  The Common Shares shall also be subject to drag along and exit rights further described in Paragraphs 9-12 below.

3.           The consideration VelaTel shall exchange for its 75% interest in the Common Shares (“Investor’s Common Shares”) is the full amount of cash and access to financing required to design, purchase, install, deploy and operate WBA network(s) in Croatia and Montenegro, including CAPEX, OPEX, debt service, and other negative cash flow through the date the overall operations of the Companies become cash flow positive (“Investment”), consisting of at least the following minimum components of equipment and service levels:

(a)              Seventy-five (75) fully installed base transceiver stations (“BTS”), including antennae, radios and back-up batteries, lease payments on sites, and all civil works and towers required to make the sites legally and structurally amendable to installation of the BTS equipment;

(b)              Core network equipment, switches and software necessary to provide Wi-MAX, LTE or dual band Wi-MAX/LTE triple play (voice, data, video) WBA service to at least 150,000 total subscribers based on no more than a 300% over-subscription level (i.e. as many as 50,000 subscribers online simultaneously);

(c)              Provision for national transport of internet connectivity between core network equipment and remote cities, plus point-to-point backhaul via fiber or microwave;

(d)              Administrative, sales, marketing and customer support staff, office space and office equipment required to operate the WBA network(s);

(e)              Consumer premises equipment (“CPE”), dongles, tablets, handsets, Mi-Fi cards and other devices offered for sale to subscribers to enable connection to the WBA network(s) and carried as inventory for sale;

(f)              Taxes, license fees and other amounts accruing to Governmental Authorities in connection with operations of the WBA network(s); and

(g)              Debt service on any amounts borrowed from banks to finance any of the foregoing items or other elements of CAPEX or OPEX, as well as debt service on pre-existing debt, to be retired in the ordinary course and according to their various terms.

VelaTel’s minimum cash commitment is €2,800,000 (“Investor’s Commitment”), which is payable as €528,086 that VelaTel shall pay to ZTE Corporation prior to Closing as a down payment on infrastructure equipment ZTE shall deliver for the account of the Companies, €500,000 that VelaTel shall pay into the Companies at or prior to Closing, at least €500,000 that VelaTel shall pay into the Companies within every 90 days following Closing, and a partial payment of €271,914 (or such other amount as shall bring the total paid to €2,800,000) that VelaTel shall pay into the Companies within 360 days after Closing.

4.           Prior to Closing, Herlong shall cause to be authorized an additional class of Capital Stock known as Redeemable Preference Shares.  Redeemable Preference Shares shall have no voting, conversion or dividend rights, and shall be issuable only to VelaTel or 7L.  Redeemable Preferred Shares shall be issued at the rate of one share for each 1€ previously invested or to be invested into or for the account of any of the Companies.  At or prior to Closing, 7L shall be issued 3,230,000 Redeemable Preference Shares, representing the amounts 7L has invested into the Companies prior to the Effective Date of the BCA, and VelaTel shall be issued 1,028,068 Redeemable Preference Shares, representing the equipment down payment to ZTE and the payment into Herlong that VelaTel shall have made as of Closing.  Herlong shall redeem Redeemable Preference Shares annually as the Companies’ available cash flow allows, after due allowance and reserves for taxes, working capital and other contingent liabilities, at the rate of 1€ per share.  The number of Redeemable Preference Shares held by each holder which shall be redeemed shall be pro rata to the total number of Redeemable Preference Shares outstanding at such time and the number held by each holder.  Following redemption of all outstanding Redeemable Preference Shares, all profits shall be distributed, after due allowance and reserves for taxes, working capital, and other contingent liabilities, pro rata as dividends to the holders of the Common Shares.

5.           Closing of the BCA is subject only to (1) contingencies VelaTel does not expect to occur and considers to be similarly recited in other transactions of this nature, and (2) the completion of certain corporate formalities described in the BCA, including but not limited to amendment of governance documents to allow for authorization and issuance of additional Capital Stock described in Paragraphs 2 and 4 above, resignation and appointment of certain officers and directors, and establishment of banking resolutions, all of which formalities VelaTel also considers to be similarly recited in other transactions of this nature.  Closing shall occur as soon as possible after completion of all described events, which the Parties estimate will require two to three weeks.  Due to the proximity of the Effective Date and the completion of these events to the calendar year-end, which is also the fiscal year-end of all corporate Parties, Closing shall occur no sooner than January 1, 2012.

6.           The Shareholders make certain representations and warranties (each a “Shareholders’ Warranty”) to VelaTel concerning the prior operations and absence of materially adverse events concerning the Companies, all in a form VelaTel considers to be similarly recited in other transactions of this nature.  As security for the Shareholders’ obligation to indemnify VelaTel from Damages caused by the breach of any Shareholders’ Warranty, the Shareholders shall pledge all Shareholder Common Shares to a pledge agent in favor of VelaTel pursuant to a pledge agreement (“Pledge Agreement I”) and an escrow agreement (“Escrow Agreement I”).  The pledged Shareholder Common Shares shall represent VelaTel’s sole remedy for Damages suffered as a result of the breach of any Shareholders’ Warranty. For these purposes, Shareholder Common Shares are valued at €3,200,000 (i.e. 25% x the current valuation of the Company amounting to €12,800,000).  Damages must exceed a minimum threshold of €100,000 before the remedy may be invoked.  Except for any claim previously asserted and then pending, the pledged Shareholder Common Shares shall be returned to Shareholders two years after Closing.

7.           VelaTel warrants to the Shareholders that it will pay the Investor’s Commitment in the amounts and times specified in Paragraph 3 above, that the equipment described in the Investment shall be delivered within 180 days following Closing, and that at least 50 BTS shall be installed, operational and certified by ZTE within 360 days following Closing (“Investor’s Warranties”).  As security for Investor’s Warranties, VelaTel shall pledge all Investor’s Common Shares to a pledge agent in favor of the Shareholders pursuant to a pledge agreement (“Pledge Agreement II”) and an escrow agreement (“Escrow Agreement II”).  The pledged Investor’s Common Shares shall represent the Shareholders’ sole remedy for Shareholders’ Damages suffered as a result of the breach of any Investor’s Warranty.  For these purposes, Investor’s Common Shares are valued at €9,600,000 (i.e. 75% x the current valuation of the Company amounting to €12,800,000).  Shareholders’ Damages must exceed a minimum threshold of €100,000 before the remedy may be invoked.  However, should VelaTel fail to comply with any of its undertakings described in this Paragraph 7 , then the Share Pledge Agreement II shall become immediately enforceable for the total pledged  Investor’s Shares.  The pledged Investor’s Common Shares shall be returned to VelaTel when VelaTel has paid the full Investor’s Commitment and has fulfilled its obligations for the delivery and installment of at least 50 BTS and when an Independent Accountant has confirmed that the Companies have achieved positive cash flow, after due allowance for reserves for taxes, working capital and other contingent liabilities.

8.           Shareholders are granted certain minority shareholder rights including the right of 7L to appoint (and to replace any vacancies as to) one member of Herlong’s board of directors.  Certain corporate actions shall require the prior written consent of 7L’s appointed director.  VelaTel also undertakes to see that management of the Companies shall prepare and at specified regular intervals to make available to the Shareholders certain financial statements and other information.  VelaTel considers the actions requiring consent of 7L’s appointed director and the scope of the Shareholders’ information rights to be similarly recited in other transactions of this nature.  To ensure continuity of management, certain Key Employees will be retained in their current capacities and compensation levels, and their termination shall require the consent of 7L’s appointed director (except as to termination for cause).

9.           From the third anniversary of Closing onward, VelaTel shall have the right to drag along the Shareholders in any Transfer of all but not less than all of Shareholder Common Shares upon the same consideration, terms, and other conditions as apply to the Transfer of Investor’s Common Shares, provided that the Shareholders shall not be required to participate if the price they are to receive for Shareholder’s Common Shares is less than the higher of the following:

(a)              The amount which arises from the product of the number “8” (eight) multiplied by the consolidated and combined EBITDA of the Companies, for the year prior to the exercise by VelaTel of its Drag Along Right, and further multiplied by the percentage which the Shareholders hold in the Common Shares, or

(b)              The amount which arises from the product of the number “1.5” (one point five) multiplied by the consolidated and combined revenues of the Companies, for the year prior to the exercise by VelaTel of its Drag Along Right, and further multiplied by the percentage which the Shareholders hold in the Common Shares.

10.           The Shareholders are granted exit rights based on either of the following alternative common goals of the Parties:

(a)              The listing of Herlong’s Common Shares on any of the following stock exchanges: NASDAQ, AMEX, NYSE, the stock exchange of Toronto, Frankfurt, Amsterdam, Hong Kong or London; or

(b)              A share swap of the Shareholder Common Shares into VelaTel’s Series A Common Stock followed by the listing of VelaTel’s Series A Common Stock on any of the following stock exchanges: NASDAQ, AMEX or NYSE. Such exchange of the Shareholder Common Shares with VelaTel’s Series A Common Stock shall be based on the following valuation:

i.	The Shareholder Common Shares shall be valued under the same formula as described in Paragraphs 9(a) and (b) above; and

ii.
Each share of VelaTel’s Series A Common Stock shall be valued at the volume-weighted average of the closing price of shares being traded on any Major Exchange upon which VelaTel’s Series A Common Stock is listed from time to time, for the ten-day trading period immediately preceding the date of the roll up.

As to any share swap, the Shareholders shall be entitled to demand and piggyback registration rights with respect to VelaTel’s Series A Common Stock on terms at least equal to those granted Isaac Organization, provided that the Shareholders’ right to exercise their piggyback registration rights shall be contingent upon Isaac Organization also exercising its piggyback registration rights.

11.           If the effect of any consideration payable to the Shareholders by exercise of VelaTel’s Drag Along Right described in Paragraph 9 above or the Shareholders’ exit rights described in Paragraph 10 above would subject the Shareholders to withholding tax under the US law known as the Foreign Account Tax Compliance Act, Shareholders shall have the right to elect payment of the consideration in the form of cash based on the same formula as set forth in the respective Paragraph 9 or 10 for determining the price to be received by the Shareholders for their Common Shares.

12.           If VelaTel does not provide 7L an exit based on either alternative described in Paragraph 10 above by December 31, 2016, 7L shall have the right to drag along VelaTel in any Transfer of all but not less than all of Investor’s Common Shares upon the same consideration, terms, and other conditions as apply to the Transfer of Shareholder Common Shares, provided that the Shareholders shall not be required to participate if the price they are to receive for Investor’s Common Shares is less than the higher of the following:

(a)              The amount which arises from the product of the number “6” (six) multiplied by the consolidated and combined EBITDA of the Companies, for the year prior to the exercise by the Shareholders of their Drag Along Right, and further multiplied by the percentage which VelaTel holds in the Common Shares, or

(b)              The amount which arises from the product of the number “1.5” (one point five) multiplied by the consolidated and combined revenues of the Companies, for the year prior to the exercise by the Shareholders of their Drag Along Right, and further multiplied by the percentage which VelaTel holds in the Common Shares.

13.           The BCA shall be governed by and construed in accordance with the laws of the Republic of Cyprus.  All disputes arising under the BCA shall be resolved by arbitration conducted in Cyprus and in the English language before a panel of three arbitrators in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules as at present in force.

A fully executed copy of the BCA is attached hereto and incorporated by this reference as Exhibit 10.1 to this Form 8-K (including internal Schedules 1-8 to the BCA).

On December ___, 2011, the Company issued a press release announcing the signing of the BCA.  A copy of the press release is attached hereto and incorporated by this reference as Exhibit 99.1 to this Form 8-K.

Item 9.01     Exhibits

10.1	Business Cooperation Agreement between VelaTel Global Communications, Inc. and Herlong Investments Limited and its Shareholders, including internal Schedules 1-8 to the BCA

99.1	Press Release

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 9, 2011

VelaTel Global Communications, Inc.,

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer